UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2009
CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)
Registrant’s telephone number, including area code: (909) 980-4030
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     CVB Financial Corp. (the “Company”) is providing its investor slide presentations with information as of December 31, 2008. The slide presentations are furnished (not filed) as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K pursuant to Regulation FD.
Item 8.01 Other Events
     On March 3, 2009 at 10:45 a.m. Pacific Time (1:45 p.m. Eastern Time), the Company’s President and Chief Executive Officer, Christopher D. Myers, will participate in the Sandler O’Neill & Partners 2009 West Coast Financial Services Conference. Mr. Myers will discuss the slides furnished as Exhibit 99.1 at this conference. Interested individuals may access a live webcast of the presentation by visiting http://www.sandleroneill.com, go to the Conferences tab, then select View Webcast under the West Coast Financial Services Conference heading. A replay of the presentation will be available for 60 days after the event. The presentation will also be available via audio conference at (800) 259-0251 with the passcode of Session 2.
     In addition, on February 26, 2009, Mr. Myers will discuss the slides furnished as Exhibit 99.2 with various potential investors.
Item 9.01 Financial Statement and Exhibits
(d) Exhibits

99.1	Slide presentation of CVB Financial Corp. as of December 31, 2008 (furnished pursuant to Regulation FD)

99.2	Slide presentation of CVB Financial Corp. as of December 31, 2008 (furnished pursuant to Regulation FD)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)
Date: February 25, 2009	By:	/s/ Edward J. Biebrich Jr.
Edward J. Biebrich Jr.,
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Slide presentation of CVB Financial Corp. as of December 31, 2008 (furnished pursuant to Regulation FD)

99.2	Slide presentation of CVB Financial Corp. as of December 31, 2008 (furnished pursuant to Regulation FD)

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